Exhibit 99.1

Victory Capital Reports Third Quarter 2020 Financial Results

Third Quarter 2020 Highlights

  Total Assets Under Management (AUM) of $132.7 billion
  Long-term gross flows of $5.1 billion; long-term net outflows of $2.9 billion
  GAAP operating margin of 43%
  Record adjusted EBITDA margin of 51%1
  GAAP net income of $0.76 per diluted share
  Record adjusted net income with tax benefit of $1.00 per diluted share1
  Board authorizes 17% increase in regular quarterly cash dividend
  Board authorizes new $15 million share repurchase program

SAN ANTONIO--(BUSINESS WIRE)--November 4, 2020--Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or “the Company”) today reported financial results for the quarter and nine-months ended September 30, 2020.

“I am pleased to report that Victory Capital generated record financial results for the quarter and nine-month periods,” said David Brown, Chairman and Chief Executive Officer. “Our ability to achieve industry-leading operating margins while continuing to grow and invest in our business provides strong evidence of the strength and efficiency of our business model.

“Today we announced the planned acquisition of THB Asset Management, which will be our 10th Investment Franchise. THB has a 38-year history with an impressive investment performance track record. All of it strategies have consistently outperformed respective benchmarks throughout various market cycles and rank among the top tier of their strategy peer groups. THB currently manages approximately $435 million in the micro-cap, small-cap and mid-cap asset classes, including U.S., global and international strategies. These are capacity-constrained asset classes that we know well, and THB has ample room for AUM growth across its product set. Aligning with our responsible investing initiatives, all of THB’s strategies have ESG considerations fully integrated into their investment processes. In addition to serving clients in the U.S., THB has a distribution footprint in Australia and Europe and provides us with expanded opportunities in regions in which we have limited presence today. The transaction is accretive to earnings on day one and illustrates the appeal of our business model to experienced investment organizations. Moreover, our acquisition pipeline remains strong, and we continue to look for larger scale transactions that enhance our existing model.

“From a capital management perspective, we remain committed to our strategy of creating flexibility through reduction of debt so we can pursue inorganic opportunities while also returning capital to shareholders through dividends and share buybacks. During the quarter, we repaid an additional $44 million in debt, lowering our leverage ratio to 2.0x at quarter end. Additionally, we announced a 17% increase in our regular quarterly cash dividend as well as a new $15 million share repurchase program.

“Our Investment Franchises continued to deliver strong investment performance during the quarter, with 70% of total AUM outperforming benchmarks over the three-year period ending September 30, and 69% over the five-year period. As always, serving our clients remains our top priority.”

1The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

The table below presents AUM, and certain GAAP and non-GAAP (“adjusted”) financial results. Due to rounding, AUM values and other amounts in this press release may not add up precisely to the totals provided.

(in millions except per share amounts or as otherwise noted)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Assets Under Management
Ending	$132,662	$129,070	$145,832	$132,662	$145,832
Average	133,096	128,927	145,904	135,378	87,670

Long-term Flows(2)
Long-term Gross(2)	$5,067	$5,166	$7,456	$17,506	$18,008
Long-term Net(2)	(2,878)	(3,466)	726	(9,445)	3,314

Money Market/Short-term Flows
Money Market/Short-term Gross	$367	$4,411	$4,449	$12,429	$4,449
Money Market/Short-term Net	(96)	(8,416)	(65)	(8,311)	(65)

Total Flows
Total Gross	$5,433	$9,577	$11,905	$29,935	$22,457
Total Net	(2,974)	(11,882)	661	(17,756)	3,249

Consolidated Financial Results (GAAP)
Revenue	$188.7	$181.9	$215.0	$575.0	$393.8
Revenue realization (in bps)	56.4	56.7	58.5	56.7	60.1
Operating expenses	108.1	116.1	159.4	337.9	293.4
Income from operations	80.6	65.8	55.6	237.0	100.4
Operating margin	42.7%	36.2%	25.9%	41.2%	25.5%
Net income	55.7	44.7	26.0	157.6	54.9
Earnings per diluted share	$0.76	$0.61	$0.35	$2.14	$0.75
Cash flow from operations	61.8	69.0	118.4	182.7	167.7

Adjusted Performance Results (Non-GAAP)(1)
Adjusted EBITDA	$95.6	$86.3	$96.3	$273.5	$166.5
Adjusted EBITDA margin	50.7%	47.5%	44.8%	47.6%	42.3%
Adjusted net income	66.7	58.3	60.5	186.7	106.8
Tax benefit of goodwill and acquired intangible assets	6.7	6.7	6.8	20.2	13.5
Adjusted net income with tax benefit	73.4	65.1	67.3	206.9	120.3
Adjusted net income with tax benefit per diluted share	$1.00	$0.89	$0.91	$2.81	$1.64

1 The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

2 Long-term AUM is defined as total AUM excluding Money Market and short-term assets.

AUM, Flows and Investment Performance

Victory Capital’s total AUM increased by 2.8%, or $3.6 billion, to $132.7 billion at September 30, 2020, compared with $129.1 billion at June 30, 2020. The increase was attributable to positive market action of $6.6 billion, partially offset by net outflows of $3.0 billion. Total gross flows were $5.4 billion for the third quarter and $29.9 billion for the year-to-date period. Long-term AUM increased by 2.9%, or $3.7 billion, to $129.0 billion at September 30, 2020, compared with $125.3 billion at June 30, 2020. For the year-to-date period, the Company reported long-term gross flows of $17.5 billion and net long-term outflows of $9.4 billion.

At September 30, 2020, Victory Capital offered 118 investment strategies through its nine autonomous Investment Franchises and Solutions Platform. The table below presents outperformance against benchmarks by AUM as of September 30, 2020.

Percentage of AUM Outperforming Benchmark
Trailing	Trailing	Trailing	Trailing
1-Year	3-Years	5-Years	10-Years
55%	70%	69%	75%

Third Quarter 2020 Compared with Second Quarter 2020

Revenue increased 4% to $188.7 million, in the third quarter, compared with $181.9 million in the second quarter, reflecting an increase in average AUM. GAAP operating margin expanded 650 basis points in the third quarter to 42.7%, up from 36.2% in the second quarter. The increase was attributable to a combination of improved operating leverage and a $3.3 million reduction in expense recorded in the change in the fair value of contingent acquisition payments from $5.3 million expense in the second quarter compared to $2.0 million expense in the third quarter. Third quarter GAAP net income increased 25% to $55.7 million, up from $44.7 million in the prior quarter. On a per-share basis, GAAP net income increased 25% to $0.76 per diluted share in the third quarter, versus $0.61 per diluted share in the second quarter.

Adjusted net income with tax benefit increased 13% to $73.4 million in the third quarter, up from $65.1 million in the second quarter. On a per-share basis, adjusted net income with tax benefit increased 12% to $1.00 per diluted share in the third quarter, from $0.89 per diluted share in the prior quarter. Adjusted EBITDA increased 11% to $95.6 million in the third quarter, versus $86.3 million in the second quarter. Adjusted EBITDA margin expanded 320 basis points in the third quarter of 2020 to 50.7% compared to 47.5% in the prior quarter.

Third Quarter 2020 Compared with Third Quarter 2019

Revenue for the three months ended September 30, 2020, decreased 12% to $188.7 million, compared to $215.0 million in the same quarter of 2019. The decrease was primarily due to lower average AUM. GAAP operating margin was 42.7% in the third quarter, a 1,680 basis point increase from the 25.9% recorded in the same quarter of 2019 primarily due to improved operating leverage. Operating expenses decreased 32% to $108.1 million, compared with $159.4 million in last year’s third quarter. GAAP net income rose 115% to $55.7 million, or $0.76 per diluted share, in the third quarter compared to $26.0 million, or $0.35 per diluted share, in the same quarter of 2019.

Adjusted net income with tax benefit advanced 9% to $73.4 million, or $1.00 per diluted share, in the third quarter, compared to $67.3 million, or $0.91 per diluted share in the same quarter last year. Adjusted EBITDA was relatively flat, decreasing 1% to $95.6 million, compared with $96.3 million in last year’s same quarter. Year-over-year, Adjusted EBITDA margin expanded 590 basis points to 50.7% in the third quarter of 2020, compared with 44.8% in the same quarter last year.

Nine Months Ended September 30, 2020 Compared with Nine Months Ended September 30, 2019

Year-over-year results reflect the acquisition of the USAA Asset Management Company, which closed on July 1, 2019. The acquisition significantly impacted our financial results for the year-to-date period ended September 30, 2020 when compared to the year-to-date period ended September 30, 2019. Revenue for the nine months ended September 30, 2020, rose 46% to $575.0 million, compared with $393.8 million in the same period of 2019. The increase was primarily due to higher average AUM as a result of the acquisition.

GAAP operating margin was 41.2% for the nine months ended September 30, 2020, a 1,570 basis point increase from the 25.5% recorded in the same period in 2019 primarily due to improved operating leverage. Operating expenses increased 15% to $337.9 million for the first nine months of 2020, compared with $293.4 million in the same period in 2019, reflecting the Company’s larger scale and new call center dedicated to serving our direct channel. GAAP net income rose 187% to $157.6 million, or $2.14 per diluted share, in the first nine months of 2020 compared with $54.9 million, or $0.75 per diluted share, in the same period in 2019.

Adjusted net income with tax benefit advanced 72% to $206.9 million, or $2.81 per diluted share, in the first nine months of 2020, compared with $120.3 million, or $1.64 per diluted share in the same period in 2019. For the nine months ended September 30, 2020, adjusted EBITDA rose 64% to $273.5 million, compared with $166.5 million for the same period in 2019. Year-over-year, adjusted EBITDA margin expanded 530 basis points to 47.6% in the first nine months of 2020, compared with 42.3% in the same period last year.

Balance Sheet / Capital Management

During the first nine months of 2020, the Company reduced outstanding debt by an additional $114.8 million. Subsequent to September 30, 2020, the Company reduced outstanding term loan principal by $20.0 million, for a total debt reduction of $282.8 million since July 1, 2019.

During the third quarter, the Company repurchased 529,349 shares, at an average price of $17.72 per share, for a total cost of $9.4 million. Today, the Company announced that its Board of Directors approved a new common stock repurchase program authorizing the repurchase of up to $15 million of its Class A Common Stock through December 31, 2022. Under the new program, the Company may purchase its shares from time to time in the open market or in privately negotiated transactions. The amount and timing of the purchases will depend on a number of factors including the price and availability of the Company’s shares, trading volume, capital availability, Company performance and general economic and market conditions. The share repurchase program may be suspended or discontinued at any time.

Today, the Company’s Board of Directors declared a $0.07 per share quarterly cash dividend, an increase of 17% and 40%, respectively, over the third quarter 2020 and second quarter 2020. The dividend is payable on December 28, 2020, to shareholders of record on December 10, 2020.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call tomorrow morning, November 5, at 8:00 a.m. ET to discuss the results. Analysts and investors may participate in the question-and-answer session. To participate in the conference call, please call (877) 823-8673 (domestic) or (647) 689-4067 (international), shortly before 8:00 a.m. ET and reference the Victory Capital Conference Call. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. Prior to the call, a supplemental slide presentation that will be used during the conference call will be available on the Events and Presentations page of the Company’s investor relations website. For anyone who is unable to join the live event, an archive of the webcast will be available for replay shortly after the call concludes.

About Victory Capital

Victory Capital is a diversified global asset management firm with $132.7 billion in assets under management as of September 30, 2020. The Company operates a next-generation business model combining boutique investment qualities with the benefits of a fully integrated, centralized operating and distribution platform.

Victory Capital provides specialized investment strategies to institutions, intermediaries, retirement platforms and individual investors. With nine autonomous Investment Franchises and a Solutions Platform, Victory Capital offers a wide array of investment styles and investment vehicles including, actively managed mutual funds, separately managed accounts, rules-based and active ETFs, multi-asset class strategies, custom-designed solutions and a 529 College Savings Plan.

For more information, please visit www.vcm.com or follow us on: Twitter and LinkedIn.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital’s control such as the COVID-19 pandemic and its effect on our business, operations and financial results going forward, as discussed in Victory Capital’s filings with the SEC, that could cause Victory Capital’s actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements.

Although it is not possible to identify all such risks and factors, they include, among others, the following: reductions in AUM based on investment performance, client withdrawals, difficult market conditions and other factors such as a pandemic; the nature of the Company’s contracts and investment advisory agreements; the Company’s ability to maintain historical returns and sustain its historical growth; the Company’s dependence on third parties to market its strategies and provide products or services for the operation of its business; the Company’s ability to retain key investment professionals or members of its senior management team; the Company’s reliance on the technology systems supporting its operations; the Company’s ability to successfully acquire and integrate new companies; the concentration of the Company’s investments in long-only small- and mid-cap equity and U.S. clients; risks and uncertainties associated with non-U.S. investments; the Company’s efforts to establish and develop new teams and strategies; the ability of the Company’s investment teams to identify appropriate investment opportunities; the Company’s ability to limit employee misconduct; the Company’s ability to meet the guidelines set by its clients; the Company’s exposure to potential litigation (including administrative or tax proceedings) or regulatory actions; the Company’s ability to implement effective information and cyber security policies, procedures and capabilities; the Company’s substantial indebtedness; the potential impairment of the Company’s goodwill and intangible assets; disruption to the operations of third parties whose functions are integral to the Company’s ETF platform; the Company’s determination that Victory Capital is not required to register as an "investment company" under the 1940 Act; the fluctuation of the Company’s expenses; the Company’s ability to respond to recent trends in the investment management industry; the level of regulation on investment management firms and the Company’s ability to respond to regulatory developments; the competitiveness of the investment management industry; the dual class structure of the Company’s common stock; the level of control over the Company retained by Crestview GP; the Company’s status as an emerging growth company and a controlled company; and other risks and factors listed under "Risk Factors" and elsewhere in the Company’s filings with the SEC.

Such forward-looking statements are based on numerous assumptions regarding Victory Capital’s present and future business strategies and the environment in which it will operate in the future. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as required by law, Victory Capital assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Victory Capital Holdings, Inc. and Subsidiaries Unaudited Consolidated Statements of Operations (in thousands except per share data and percentages)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Revenue
Investment management fees	$137,240	$130,032	$155,406	$414,153	$307,859
Fund administration and distribution fees	51,416	51,854	59,574	160,810	85,960
Total revenue	188,656	181,886	214,980	574,963	393,819

Expenses
Personnel compensation and benefits	47,375	49,105	55,556	144,051	125,599
Distribution and other asset-based expenses	39,123	41,630	57,202	135,613	89,151
General and administrative	13,196	13,289	17,654	38,373	31,828
Depreciation and amortization	3,936	4,166	7,768	12,152	18,253
Change in value of consideration payable for acquisition of business	2,000	5,300	—	1,800	(14)
Acquisition-related costs	1,148	(23)	16,386	1,056	21,950
Restructuring and integration costs	1,285	2,605	4,841	4,888	6,629
Total operating expenses	108,063	116,072	159,407	337,933	293,396

Income from operations	80,593	65,814	55,573	237,030	100,423
Operating margin	42.7%	36.2%	25.9%	41.2%	25.5%

Other income (expense)
Interest income and other income (expense)	1,120	2,966	2,742	(86)	5,231
Interest expense and other financing costs	(8,187)	(9,710)	(16,856)	(29,305)	(26,000)
Gain (loss) on debt extinguishment	(758)	137	(7,409)	(1,675)	(7,409)
Total other expense, net	(7,825)	(6,607)	(21,523)	(31,066)	(28,178)

Income before income taxes	72,768	59,207	34,050	205,964	72,245

Income tax expense	(17,027)	(14,487)	(8,058)	(48,337)	(17,343)

Net income	$55,741	$44,720	$25,992	$157,627	$54,902

Earnings per share of common stock
Basic	$0.82	$0.66	$0.38	$2.33	$0.81
Diluted	0.76	0.61	0.35	2.14	0.75

Weighted average number of shares outstanding
Basic	67,743	67,821	67,724	67,785	67,610
Diluted	73,437	73,204	73,671	73,703	73,300

Dividends declared per share	$0.06	$0.05	$0.05	$0.16	$0.05

Victory Capital Holdings, Inc. and Subsidiaries Reconciliation of GAAP to Non-GAAP Measures (unaudited; in thousands except per share data and percentages)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Net income (GAAP)	$55,741	$44,720	$25,992	$157,627	$54,902
Income tax expense	(17,027)	(14,487)	(8,058)	(48,337)	(17,343)
Income before income taxes	$72,768	$59,207	$34,050	$205,964	$72,245
Interest expense	7,497	8,267	18,388	26,292	25,854
Depreciation	814	746	682	2,444	1,865
Other business taxes	256	219	146	(2,821)	1,125
Amortization of acquisition-related intangible assets	3,122	3,420	7,086	9,708	16,388
Stock-based compensation	2,806	3,068	4,326	11,246	9,125
Acquisition, restructuring and exit costs	6,996	10,105	24,452	15,559	31,804
Debt issuance costs	1,386	1,312	10,002	5,087	10,732
Earnings from equity method investments	—	—	(2,837)	—	(2,683)
Adjusted EBITDA	$95,645	$86,344	$96,295	$273,479	$166,455
Adjusted EBITDA margin	50.7%	47.5%	44.8%	47.6%	42.3%

Net income (GAAP)	$55,741	$44,720	$25,992	$157,627	$54,902
Adjustment to reflect the operating performance of the Company
Other business taxes	256	219	146	(2,821)	1,125
Amortization of acquisition-related intangible assets	3,122	3,420	7,086	9,708	16,388
Stock-based compensation	2,806	3,068	4,326	11,246	9,125
Acquisition, restructuring and exit costs	6,996	10,105	24,452	15,559	31,804
Debt issuance costs	1,386	1,312	10,002	5,087	10,732
Tax effect of above adjustments	(3,642)	(4,531)	(11,503)	(9,695)	(17,293)
Adjusted net income	$66,665	$58,313	$60,501	$186,711	$106,783
Adjusted net income per diluted share	$0.91	$0.80	$0.82	$2.53	$1.46

Tax benefit of goodwill and acquired intangible assets	$6,745	$6,745	$6,802	$20,218	$13,523
Tax benefit of goodwill and acquired intangible assets per diluted share	$0.09	$0.09	$0.09	$0.27	$0.18

Adjusted net income with tax benefit	$73,410	$65,058	$67,303	$206,929	$120,306
Adjusted net income with tax benefit per diluted share	$1.00	$0.89	$0.91	$2.81	$1.64

Victory Capital Holdings, Inc. and Subsidiaries Unaudited Condensed Consolidated Balance Sheets (In thousands, except for shares)

	September 30, 2020	December 31, 2019
Assets
Cash and cash equivalents	$56,284	$37,121
Receivables	79,196	95,093
Prepaid expenses	5,335	4,852
Investments	19,617	19,076
Property and equipment, net	18,741	13,240
Goodwill	404,750	404,750
Other intangible assets, net	1,165,763	1,175,471
Other assets	4,305	3,706
Total assets	$1,753,991	$1,753,309

Liabilities and stockholders' equity
Accounts payable and accrued expenses	$56,313	$89,203
Accrued compensation and benefits	40,859	54,842
Consideration payable for acquisition of business	120,500	118,700
Deferred tax liability, net	28,117	5,486
Other liabilities	32,768	22,668
Long-term debt, net(1)	815,877	924,539
Total liabilities	1,094,434	1,215,438

Stockholders' equity
Class A common stock, $0.01 par value per share: 2020 - 400,000,000 shares authorized, 19,350,111 shares issued and 16,438,709 shares outstanding; 2019 - 400,000,000 shares authorized, 18,099,772 shares issued and 16,414,617 shares outstanding	193	181
Class B common stock, $0.01 par value per share: 2020 - 200,000,000 shares authorized, 54,400,113 shares issued and 51,165,503 shares outstanding; 2019 - 200,000,000 shares authorized, 53,937,394 shares issued and 51,281,512 shares outstanding	544	539
Additional paid-in capital	641,467	624,766
Class A treasury stock, at cost: 2020 - 2,911,402 shares; 2019 - 1,685,155 shares	(42,488)	(21,524)
Class B treasury stock, at cost: 2020 - 3,234,610 shares; 2019 - 2,655,882 shares	(42,576)	(31,386)
Accumulated other comprehensive loss	(8,987)	—
Retained earnings (deficit)	111,404	(34,705)
Total stockholders' equity	659,557	537,871
Total liabilities and stockholders' equity	$1,753,991	$1,753,309

1 Balances at September 30, 2020 and December 31, 2019 are shown net of unamortized loan discount and debt issuance costs in the amount of $21.3 million and $27.5 million, respectively. The gross amount of the debt outstanding was $837.2 million as of September 30, 2020 and $952 million as of December 31, 2019.

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management (unaudited; in millions except for percentages)

	For the Three Months Ended			% Change from
	September 30,	June 30,	September 30,	June 30,	September 30,
	2020	2020	2019	2020	2019
Beginning assets under management	$129,070	$123,779	$64,077	4%	101%
Gross client cash inflows	5,433	9,577	11,905	-43%	-54%
Gross client cash outflows	(8,408)	(21,459)	(11,244)	-61%	-25%
Net client cash flows	(2,974)	(11,882)	661	-75%	-550%
Market appreciation (depreciation)	6,566	17,173	(54)	-62%	N/M
Acquired assets / Net transfers	—	—	81,147	0%	-100%
Ending assets under management	132,662	129,070	145,832	3%	-9%
Average assets under management	133,096	128,927	145,904	3%	-9%

	For the Nine Months Ended			% Change from
	September 30,	September 30,		September 30,
	2020	2019		2019
Beginning assets under management	$151,832	$52,763		188%
Gross client cash inflows	29,935	22,457		33%
Gross client cash outflows	(47,691)	(19,208)		148%
Net client cash flows	(17,756)	3,249		-647%
Market appreciation (depreciation)	(1,413)	8,675		-116%
Acquired assets / Net transfers	—	81,143		-100%
Ending assets under management	132,662	145,832		-9%
Average assets under management	135,378	87,670		54%

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Asset Class (unaudited; in millions)

For the Three Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.			Total	Money Market /
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Other	Long-term	Short-term	Total
September 30, 2020
Beginning assets under management	$22,483	$14,083	$35,622	$12,524	$11,130	$29,305	$195	$125,343	$3,727	$129,070
Gross client cash inflows	760	1,061	1,470	147	463	1,155	11	5,067	367	5,433
Gross client cash outflows	(1,890)	(1,175)	(1,850)	(753)	(568)	(1,694)	(16)	(7,944)	(463)	(8,408)
Net client cash flows	(1,129)	(114)	(380)	(606)	(105)	(539)	(5)	(2,878)	(96)	(2,974)
Market appreciation (depreciation)	1,259	591	607	1,141	948	2,001	19	6,566	1	6,566
Acquired assets / Net transfers	(73)	(107)	(2)	182	1	—	(1)	—	—	—
Ending assets under management	$22,540	$14,453	$35,848	$13,242	$11,974	$30,767	$207	$129,031	$3,631	$132,662

June 30, 2020
Beginning assets under management	$18,622	$11,885	$35,402	$10,703	$9,372	$25,526	$140	$111,650	$12,129	$123,779
Gross client cash inflows	943	997	1,498	216	436	1,067	10	5,166	4,411	9,577
Gross client cash outflows	(1,511)	(1,393)	(2,775)	(599)	(575)	(1,767)	(12)	(8,632)	(12,826)	(21,459)
Net client cash flows	(568)	(396)	(1,278)	(383)	(138)	(700)	(3)	(3,466)	(8,416)	(11,882)
Market appreciation (depreciation)	4,428	2,592	1,503	2,207	1,898	4,479	55	17,159	14	17,173
Acquired assets / Net transfers	2	2	(4)	(2)	(1)	—	3	—	—	—
Ending assets under management	$22,483	$14,083	$35,622	$12,524	$11,130	$29,305	$195	$125,343	$3,727	$129,070

September 30, 2019
Beginning assets under management	$24,203	$15,278	$7,300	$4,108	$5,498	$6,919	$771	$64,077	$—	$64,077
Gross client cash inflows	880	779	4,071	166	326	1,207	28	7,456	4,449	11,905
Gross client cash outflows	(1,396)	(1,069)	(1,789)	(497)	(566)	(1,296)	(118)	(6,730)	(4,514)	(11,244)
Net client cash flows	(516)	(290)	2,282	(331)	(240)	(89)	(90)	726	(65)	661
Market appreciation (depreciation)	(26)	(249)	528	(301)	(192)	225	(83)	(98)	44	(54)
Acquired assets / Net transfers	1,818	1,527	27,674	10,012	6,465	22,523	(354)	69,665	11,482	81,147
Ending assets under management	$25,479	$16,266	$37,784	$13,488	$11,532	$29,579	$243	$134,371	$11,460	$145,832

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Asset Class (unaudited; in millions)

For the Nine Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.			Total	Money Market /
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Other	Long-term	Short-term	Total
September 30, 2020
Beginning assets under management	$26,347	$17,346	$37,973	$14,091	$12,603	$31,649	$236	$140,245	$11,587	$151,832
Gross client cash inflows	3,177	3,291	4,918	600	1,570	3,917	32	17,506	12,429	29,935
Gross client cash outflows	(5,666)	(3,878)	(7,515)	(2,159)	(1,827)	(5,855)	(52)	(26,951)	(20,740)	(47,691)
Net client cash flows	(2,489)	(587)	(2,597)	(1,558)	(256)	(1,938)	(20)	(9,445)	(8,311)	(17,756)
Market appreciation (depreciation)	(1,220)	(2,142)	749	520	(399)	1,045	(13)	(1,461)	48	(1,413)
Acquired assets / Net transfers	(99)	(164)	(278)	190	27	11	5	(307)	307	—
Ending assets under management	$22,540	$14,453	$35,848	$13,242	$11,974	$30,767	$207	$129,031	$3,631	$132,662

September 30, 2019
Beginning assets under management	$20,019	$12,948	$6,836	$3,759	$4,610	$3,767	$823	$52,763	$—	$52,763
Gross client cash inflows	4,656	2,500	4,880	214	1,024	4,578	155	18,008	4,449	22,457
Gross client cash outflows	(5,021)	(3,052)	(2,502)	(809)	(1,048)	(1,940)	(321)	(14,694)	(4,514)	(19,208)
Net client cash flows	(365)	(552)	2,378	(595)	(24)	2,638	(166)	3,314	(65)	3,249
Market appreciation (depreciation)	4,006	2,345	896	316	480	649	(60)	8,631	44	8,675
Acquired assets / Net transfers	1,820	1,526	27,674	10,007	6,465	22,525	(354)	69,661	11,482	81,143
Ending assets under management	$25,479	$16,266	$37,784	$13,488	$11,532	$29,579	$243	$134,371	$11,460	$145,832

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Vehicle (unaudited; in millions)

For the Three Months Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds(1)	ETFs(2)	Vehicles(3)	Total
September 30, 2020
Beginning assets under management	$100,430	$3,462	$25,179	$129,070
Gross client cash inflows	4,251	18	1,164	5,433
Gross client cash outflows	(6,847)	(139)	(1,421)	(8,406)
Net client cash flows	(2,596)	(121)	(257)	(2,974)
Market appreciation (depreciation)	5,151	147	1,269	6,566
Acquired assets / Net transfers	(63)	—	63	—
Ending assets under management	$102,921	$3,488	$26,254	$132,662

June 30, 2020
Beginning assets under management	$98,305	$3,177	$22,296	$123,779
Gross client cash inflows	8,621	90	866	9,577
Gross client cash outflows	(19,726)	(214)	(1,519)	(21,459)
Net client cash flows	(11,104)	(124)	(653)	(11,882)
Market appreciation (depreciation)	13,229	409	3,535	17,173
Acquired assets / Net transfers	—	—	—	—
Ending assets under management	$100,430	$3,462	$25,179	$129,070

September 30, 2019
Beginning assets under management	$34,258	$3,093	$26,726	$64,077
Gross client cash inflows	8,383	245	3,277	11,905
Gross client cash outflows	(9,643)	(258)	(1,343)	(11,244)
Net client cash flows	(1,260)	(13)	1,934	661
Market appreciation (depreciation)	267	4	(325)	(54)
Acquired assets / Net transfers	80,806	782	(441)	81,147
Ending assets under management	$114,071	$3,867	$27,894	$145,832

(1) Includes institutional and retail share classes, money market and VIP funds.

(2) Excludes assets managed for other proprietary product (i.e. funds of funds) in order to adjust for double counting.

(3) Includes collective trust funds, wrap program separate accounts and unified managed accounts or UMAs.

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Vehicle (unaudited; in millions)

For the Nine Months Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds(1)	ETFs(2)	Vehicles(3)	Total
September 30, 2020
Beginning assets under management	$118,605	$4,213	$29,014	$151,832
Gross client cash inflows	26,617	363	2,954	29,935
Gross client cash outflows	(42,204)	(814)	(4,673)	(47,691)
Net client cash flows	(15,587)	(451)	(1,718)	(17,756)
Market appreciation (depreciation)	(33)	(274)	(1,105)	(1,413)
Acquired assets / Net transfers	(63)	—	63	—
Ending assets under management	$102,921	$3,488	$26,254	$132,662

September 30, 2019
Beginning assets under management	$30,492	$2,956	$19,315	$52,763
Gross client cash inflows	12,760	594	9,103	22,457
Gross client cash outflows	(15,403)	(789)	(3,016)	(19,208)
Net client cash flows	(2,643)	(195)	6,087	3,249
Market appreciation (depreciation)	5,421	323	2,931	8,675
Acquired assets / Net transfers	80,802	782	(441)	81,143
Ending assets under management	$114,071	$3,867	$27,894	$145,832

(1) Includes institutional and retail share classes, money market and VIP funds.

(2) Excludes assets managed for other proprietary product (i.e. funds of funds) in order to adjust for double counting.

(3) Includes collective trust funds, wrap program separate accounts and unified managed accounts or UMAs.

Information Regarding Non-GAAP Financial Measures

Victory Capital uses non-GAAP financial measures referred to as Adjusted EBITDA and Adjusted Net Income to measure the operating profitability of the Company. These measures eliminate the impact of one-time acquisition, restructuring and integration costs and demonstrate the ongoing operating earnings metrics of the Company. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to assess the operating performance of the Company.

Adjusted EBITDA

Adjustments made to GAAP Net Income to calculate Adjusted EBITDA, as applicable, are:

  Adding back income tax expense;
  Adding back interest paid on debt and other financing costs, net of interest income;
  Adding back depreciation on property and equipment;
  Adding back other business taxes;
  Adding back amortization expense on acquisition-related intangible assets;
  Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of equity grants related to the IPO;
  Adding back direct incremental costs of acquisitions, including restructuring costs;
  Adding back debt issuance cost expense;
  Adjusting for earnings/losses on equity method investments.

Adjusted Net Income

Adjustments made to GAAP Net Income to calculate Adjusted Net Income, as applicable, are:

  Adding back other business taxes;
  Adding back amortization expense on acquisition-related intangible assets;
  Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of any equity grants related to the IPO;
  Adding back direct incremental costs of acquisitions, including restructuring costs;
  Adding back debt issuance cost expense;
  Subtracting an estimate of income tax expense applied to the sum of the adjustments above.

Tax Benefit of Goodwill and Acquired Intangible Assets

Due to Victory Capital’s acquisitive nature, tax deductions allowed on acquired intangible assets and goodwill provide it with additional significant supplemental economic benefit. The tax benefit of goodwill and intangible assets represent the tax benefits associated with deductions allowed for intangible assets and goodwill generated from prior acquisitions in which the Company received a step-up in basis for tax purposes. Acquired intangible assets and goodwill may be amortized for tax purposes, generally over a 15-year period. The tax benefit from amortization on these assets is included to show the full economic benefit of deductions for all acquired intangible assets with a step-up in tax basis.

Contacts

Investors:
Matthew Dennis, CFA
Chief of Staff
Director, Investor Relations
216-898-2412
mdennis@vcm.com

Media:
Tricia Ross
310-622-8226
tross@finprofiles.com